UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2021

J.JILL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38026 (Commission File Number)	45-1459825 (I.R.S. Employer Identification No.)

4 Batterymarch Park

Quincy, MA 02169

(Address of principal executive offices) (Zip Code)

(617) 376-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	JILL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2021, J.Jill, Inc. (“J.Jill” or the “Company”) announced that it has appointed Mark Webb, 49, to serve as Chief Operating Officer of the Company, effective as of July 12, 2021 (the “Start Date”). Mr. Webb will also continue to serve as Chief Financial Officer. On July 12, 2021, the Company entered into an amendment (the “Amendment”) to the offer letter between the Company and Mark Webb, dated April 12, 2019 (the “Offer Letter”).

Mr. Webb has served as the Company’s Chief Financial Officer since 2019. Prior to his appointment as our Chief Financial Officer, Mr. Webb served as Senior Vice President, Chief Financial Planning & Analysis and Treasury Officer at Hudson’s Bay Company from January 2018 until May 2019. He previously served as Senior Vice President, Chief Financial Officer, Gap Brand and Intermix, at Gap, Inc. from February 2013 to April 2017. Mr. Webb holds a B.S.B.A from the University of Arizona.

The Amendment provides an annual base salary increase of $75,000. In addition, the Company will grant an equity award in the form of 15,000 restricted stock units to Mr. Webb on the Start Date. The restricted stock units will vest in equal installments on each of the first four anniversaries of the date of grant.

There are no transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K in connection with Mr. Webb’s appointment as Chief Operating Officer of the Company. Mr. Webb was not selected for the appointment disclosed in this Item 5.02 pursuant to any arrangement or understanding that he had with any other person.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2021

J.JILL, INC.

By:	/s/ Vijay Moses
Name:	Vijay Moses
Title:	Vice President, General Counsel and Secretary

3